EXHIBIT 21

GENERAL MOTORS COMPANY AND SUBSIDIARIES

Subsidiary companies of General Motors Company are listed below:

FOREIGN SUBSIDIARIES
Chevrolet Sociedad Anonima de Ahorro para Fines Determinados	Argentina
General Motors Argentina S.r.l.	Argentina
Sarmiento 1113 S.A. en Liquidacion	Argentina
General Motors Australia Ltd.	Australia
General Motors Investments Pty. Ltd.	Australia
GM Holden Ltd.	Australia
General Motors Holden Sales Pty. Limited	Australia
Holden Employees Superannuation Fund Pty. Ltd.	Australia
Rhodes Automotive Manufacturing Pty Ltd	Australia
Salmon Street Ltd (in liquidation)	Australia
Automobile Swoboda Alpenstrasse GmbH	Austria
Chevrolet Austria GmbH	Austria
General Motors Austria GmbH	Austria
General Motors Powertrain-Austria GmbH	Austria
Autohaus Anif GmbH	Austria
Chevrolet Belgium N.V.	Belgium
General Motors Belgium N.V.	Belgium
General Motors Coordination Center BVBA	Belgium
General Motors Investment Services Company N.V.	Belgium
GM Automotive Services Belgium NV	Belgium
General International Insurance Services Limited	Bermuda
General International Limited	Bermuda
Funcap-Comercio e Administracao de Bens Moveis e Valores Ltda.	Brazil
General Motors do Brasil Ltda.	Brazil
GM Factoring Sociedade de Fomento Comercial Ltda.	Brazil
2035208 Ontario Inc.	Canada
2140879 Ontario Inc.	Canada
3072352 Nova Scotia Company	Canada
3183795 Nova Scotia ULC	Canada
3535673 Canada Inc.	Canada
4501101 Canada, Inc.	Canada
CAMI	Canada
General Motors Nova Scotia Investments Ltd.	Canada
General Motors of Canada Limited	Canada
GM GEFS HOLDINGS (CHC4) ULC	Canada
GM GEFS HOLDINGS CANADA ULC	Canada
GMCH&SP Private Equity II L.P.	Canada
GMCH&SP Private Equity L.P.	Canada
Canadian Satellite Radio Holdings, Inc.	Canada
Hydrogenics Corporation	Canada
1908 Holdings Ltd.	Cayman Islands
Auto Lease Finance Corporation	Cayman Islands
GM International Sales Ltd.	Cayman Islands
Parkwood Holdings Ltd.	Cayman Islands
General Motors Chile Industria Automotriz Limitada	Chile
GM Inversiones Santiago Limitada	Chile
Delphi Saginaw Lingyun Drive Shaft Co. Ltd	China
General Motors (China) Investment Company Limited	China
General Motors Warehousing and Trading (Shanghai) Co. Ltd.	China
Saginaw Lingyun Drive Shaft (Wuhu) Co. Ltd	China
Saginaw Steering (Suzhou) Co. Ltd.	China
SAIC GM Wuling Automobile Ltd.	China
Shanghai General Motors Corporation	China

Shanghai GM Dongyue Motors Co. Ltd.	China
Shanghai GM Dongyue Powertrain	China
Shanghai GM Shenyang Norsom Motors Co. Ltd.	China
Pan Asia Technical Automotive Center Company	China
General Motors—Colmotores S.A.	Colombia
General Motors Isuzu Camiones (Colombia)	Colombia
Chevyplan S.A.	Colombia
General Motors del Ecuador S.A.	Ecuador
Holdcorp S.A.	Ecuador
Omnibus BB Transportes, S.A.	Ecuador
Elasto S.A.	Ecuador
Plan Automotor Ecuatoriano S.A. Planautomotor	Ecuador
General Motors Isuzu Camiones Ecuador	Ecuador
Al Mansour Automotive S.A.E.	Egypt
General Motors Egypt S.A.E.	Egypt
Chevrolet Finland Oy	Finland
General Motors Finland Oy	Finland
Chevrolet France S.A.S.	France
General Motors France S.A.S.	France
Steering France SAS	France
Adam Opel GmbH	Germany
ATK Automotive Technology Kaiserslautern GmbH	Germany
Carus Grundstücks-Vermietungsgesellschaft mbH & Co. Objekt Kuno 65 KG	Germany
Carus Grundstücks-Vermietungsgesellschaft mbH & Co. Objekt Leo 40 KG	Germany
Chevrolet Deutschland GmbH	Germany
General Motors Powertrain—Germany GmbH	Germany
General Motors Powertrain—Kaiserslautern Germany GmbH	Germany
GM Auslandsprojekte GmbH	Germany
GM Europe GmbH	Germany
Opel Eisenach GmbH	Germany
Opel Live GmbH	Germany
Opel Special Vehicles GmbH	Germany
Opel Wohnbau GmbH	Germany
Rhodes Germany GmbH	Germany
SAAB Deutschland GmbH	Germany
Caterpillar Logistics Supply Chain Services GmbH	Germany
ISF International Schule Frankfurt Rhein Main GmbH & Co. KG	Germany
Randstad WorkNet GmbH	Germany
Georg Von Opel Logistik	Germany
Prostep GmbH	Germany
RAG Bildung Opel GmbH	Germany
VRP Venture Capital Rheinland Pfalz Nr. 1 GmbH & Co. KG	Germany
VRP Venture Capital Rheinland Pfalz Nr. 2 GmbH & Co. KG	Germany
General Motors Hellas S.A.	Greece
General Motors (Hong Kong) Company Limited	Hong Kong
Chevrolet Southeast Europe Ltd.	Hungary
General Motors Powertrain—Hungary Ltd.	Hungary
General Motors Southeast Europe Ltd.	Hungary
Caterpillar Logistics LLC	Hungary
Chevrolet Sales India Private Ltd.	India
General Motors India Private Limited	India
Rhodes India Automotive Private Ltd	India
P.T. G M AutoWorld Indonesia	Indonesia
P.T. General Motors Indonesia	Indonesia
P.T. Mesin Isuzu Indonesia	Indonesia

General Motors Ireland	Ireland
General Motors Israel Ltd.	Israel
GM-UMI Technology Research and Development Ltd.	Israel
Universal Motors Israel Ltd.	Israel
Aftermarket Italia S.r.l.	Italy
Caterpillar Logistics Supply Chain Services Italia S.r.l.	Italy
Chevrolet Italia S.p.A.	Italy
General Motors Italia S.r.l.	Italy
General Motors Powertrain—Europe S.r.l.	Italy
Rhodes Italy Srl	Italy
VM Motori S.p.A.	Italy
General Motors Asia Pacific (Japan) Limited	Japan
GM AutoWorld Yugen Kaisha	Japan
GMI Diesel Engineering Limited K.K.	Japan
Rhodes Japan LLC	Japan
LCV Platform Engineering Corp.	Japan
General Motors East Africa Limited	Kenya
Automotive Steering Korea Limited	Korea
GM AutoWorld Korea Co. Ltd.	Korea
GM Daewoo Auto & Technology Company	Korea
GM Korea Co., Ltd.	Korea
Rhodes Holding I S.a.r.l.	Luxembourg
Rhodes Holding II S.a.r.l.	Luxembourg
Hicom-Chevrolet, Sdn Bhd	Malaysia
Cadillac Polanco, S.A. de C.V.	Mexico
Controladora ACDelco S.A. de C.V.	Mexico
Controladora General Motors, S.A. de C.V.	Mexico
General Motors de Mexico, S. De R.L. de C.V.	Mexico
GMAC Holding S.A. de C.V.	Mexico
Sistemas para Automotores de Mexico, S. De R.L. de C.V.	Mexico
Chevrolet Euro Parts Center B.V.	Netherlands
Chevrolet Nederland B.V.	Netherlands
EMWE B.V.	Netherlands
General Motors Nederland B.V.	Netherlands
GM Powertrain Holding B.V.	Netherlands
ISPOL Holding B.V.	Netherlands
Rhodes Holding Netherlands BV	Netherlands
VM Holdings B.V.	Netherlands
General Motors New Zealand Pensions Limited	New Zealand
Holden New Zealand Limited	New Zealand
General Motors Nigeria Ltd.	Nigeria
General Motors Norge AS	Norway
General Motors Peru S.A.	Peru
General Motors Automobiles Philippines, Inc.	Philippines
Chevrolet Poland Sp. Z.o.o.	Poland
General Motors Manufacturing Poland Sp. Z.o.o	Poland
General Motors Poland Spolka, z.o.o.	Poland
Isuzu Motors Polska Sp. Z.o.o	Poland
Fiat-GM Powertrain Polska Sp. Z.o. o	Poland
Chevrolet Portugal, Lda.	Portugal
General Motors Portugal Lda.	Portugal
Daewoo Motor de Puerto Rico Inc.	Puerto Rico
GM Global Purchasing and Supply Chain Romania Srl	Romania
General Motors Auto LLC	Russia
General Motors CIS, LLC	Russia

General Motors Daewoo Auto Technology CIS, LLC	Russia
General Motors Avtovaz CJSC	Russia
General Motors Asia Pacific (Pte) Ltd.	Singapore
Steering Holding Pte. Ltd	Singapore
BOCO (Proprietary) Limited	South Africa
General Motors South Africa (Pty) Limited	South Africa
GM Plats (Proprietary) Limited	South Africa
Isuzu Truck South Africa (Pty) Limited (ITSA)	South Africa
DAD Holdings (Pty.) Ltd.	South Africa
Chevrolet Espana, S.A.	Spain
General Motors Automotive Holdings, S.L.	Spain
General Motors Espana, S.L.	Spain
General Motors Europe Holdings, S.L.	Spain
Chevrolet Sverige AB	Sweden
General Motors Nordiska AB	Sweden
General Motors Powertrain-Sweden AB	Sweden
GM Europe Treasury Company AB	Sweden
GM Worldwide Purchasing Sweden AB	Sweden
SAAB Automobile A.B.	Sweden
SAAB Automobile Investering A.B.	Sweden
Chevrolet Europe GmbH	Switzerland
Chevrolet Suisse S.A.	Switzerland
General Motors Europe AG	Switzerland
General Motors Suisse S.A.	Switzerland
GM-SAAB Communication GmbH	Switzerland
General Motors Taiwan Ltd.	Taiwan, Province of China
Tai Jin International Automotive Distribution Co. Ltd.	Taiwan, Province of China
General Motors (Thailand) Limited	Thailand
Chevrolet Sales (Thailand) Limited	Thailand
General Motors Powertrain (Thailand) Limited	Thailand
General Motors Southeast Asia Operations Limited	Thailand
Industries Mecaniques Maghrebines S.A.	Tunisia
Chevrolet Tükiye Otomotive Limited Sirketi	Turkey
General Motors Türkiye Limited Sirketi	Turkey
Rhodes Otomotive Sanayi ve Ticaret Limited Sirketi	Turkey
General Motors Africa and Middle East FZE	United Arab Emirates
MAC International FZCO	United Arab Emirates
Aftermarket UK Limited	United Kingdom
Berse Road (No. 1) Limited	United Kingdom
Berse Road (No. 2) Limited	United Kingdom
Chevrolet UK Limited Ltd.	United Kingdom
General Motors Limited	United Kingdom
General Motors UK Limited	United Kingdom
Global Tooling Service Company Europe Limited	United Kingdom
GM (UK) Pension Trustees Limited	United Kingdom
GM (UK) Unclassified Pension Trustees Limited	United Kingdom
GM Automotive UK Limited	United Kingdom
GM Purchasing Vauxhall UK Limited	United Kingdom
GM Retirees Pension Trustees Limited	United Kingdom
GPSC UK Limited	United Kingdom
IBC Pension Trustees Limited	United Kingdom
IBC Vehicles (Distribution) Limited	United Kingdom
IBC Vehicles Limited	United Kingdom
Millbrook Land & Co., Limited	United Kingdom
Millbrook Pension Management Limited	United Kingdom

Millbrook Proving Ground Limited	United Kingdom
Motors Investments (Caernarfon) Limited	United Kingdom
Promark Global Advisors Limited	United Kingdom
Promark Investment Trustees Limited	United Kingdom
SAAB City Limited	United Kingdom
SAAB GB Pension Plan Trustees Company Limited	United Kingdom
SAAB Great Britain Limited	United Kingdom
Vauxhall Powertrain Limited	United Kingdom
VHC Sub-Holdings (UK)	United Kingdom
Superbroad Limited	United Kingdom
General Motors Uruguay, S.A.	Uruguay
General Motors Powertrain—Uzbekistan CJSC	Uzbekistan
General Motors Uzbekistan CJSC	Uzbekistan
General Motors Venezolana, C.A.	Venezuela
Sistemas de Compra Programada Chevrolet, C.A.	Venezuela
Fabrica Nacional De Autobuses Fanabus S.A.	Venezuela
Vietnam-Daewoo Motor Co., Ltd	Vietnam

DOMESTIC SUBSIDIARIES
Annunciata Corporation	Delaware
Argonaut Holdings, Inc.	Delaware
Carve-Out Ownership Cooperative LLC	Delaware
Dealership Liquidations, Inc.	Delaware
Delphi Energy and Engine Management Systems UK Overseas Corporation	Delaware
DMAX, Ltd.	Ohio
General Motors Asia Pacific Holdings, LLC	Delaware
General Motors Asia, Inc.	Delaware
General Motors China, Inc.	Delaware
General Motors Foundation, Inc.	Michigan
General Motors Global Service Operations, Inc.	Delaware
General Motors International Holdings, Inc.	Delaware
General Motors Korea, Inc.	Delaware
General Motors MNS Center, LLC	Delaware
General Motors Overseas Commercial Vehicle Corporation	Delaware
General Motors Overseas Corporation	Delaware
General Motors Overseas Distribution Corporation	Delaware
General Motors Product Services, Inc.	Delaware
General Motors Research Corporation	Delaware
General Motors Thailand Investments, LLC	Delaware
General Motors U.S. Trading Corp.	Nevada
General Sales Company of West Chester, Inc.	Delaware
GM APO Holdings, LLC	Delaware
GM Car Company LLC	Delaware
GM Components Holdings, LLC	Delaware
GM-DI Leasing Corporation	Delaware
GM Eurometals, Inc.	Delaware
GM Finance Co. Holdings LLC	Delaware
GM GEFS L.P.	Nevada
GM Global Steering Holdings, LLC	Delaware
GM Global Technology Operations, Inc.	Delaware
GM Global Tooling Company, Inc.	Delaware
GM LAAM Holdings, LLC	Delaware
GM Overseas Funding, LLC	Delaware
GM Personnel Services, Inc.	Delaware
GM Preferred Finance Co. Holdings LLC	Delaware
GM Preferred Receivables LLC	Delaware

GM Subsystems Manufacturing, LLC	Delaware
GM Supplier Receivables LLC	Delaware
GM Technologies, LLC	Delaware
GM Warranty LLC	Delaware
GMEH Holding, LLC	Delaware
GMETR Trade Receivables LLC	Delaware
GMOC Administrative Services Corporation	Delaware
GMODC Receivables Funding LLC	Delaware
GMODC Trade Receivables LLC	Delaware
Grand Pointe Holdings, Inc.	Michigan
Koneyren, Inc.	Michigan
Lease Ownership Cooperative LLC	Delaware
Lidlington Engineering Company, Ltd.	Delaware
Metal Casting Technology, Inc.	Delaware
Monetization of Carve-Out, LLC	Delaware
Motors Holding San Fernando Valley, Inc.	Delaware
Multi-Use Lease Entity Trust	Delaware
North American New Cars, Inc.	Delaware
OnStar Global Services Corporation	Delaware
OnStar, LLC	Delaware
PIMS Co.	Delaware
Project Rhodes Holding Corporation	Delaware
Promark Global Advisors, Inc.	Delaware
Promark Investment Advisors, Inc.	Delaware
Promark Real Estate Advisors, LLC	Delaware
Promark Trust Bank, N.A.	New York
Saturn County Bond Corporation	Delaware
Steering Solutions Corporation	Delaware
Steering Solutions Expat Holding Corporation	Delaware
Steering Solutions IP Holding Corporation	Delaware
Steering Solutions Services Corporation	Delaware
Truck and Bus Engineering U.K., Limited	Delaware
Vehicle Asset Universal Leasing Trust	Delaware
VM North America, Inc.	Delaware
WRE, Inc.	Michigan
Pentastar Aviation Charter, Inc.	Delaware
Gabriel Venture Partners	Delaware
Crash Avoidance Metrics Partnerships	Michigan
Coskata, Inc.	Delaware
Detroit Investment Fund, L.P.	Michigan
Aviation Spectrum Resource Holdings, Inc.	Delaware
Giner Electrochemical Systems, L.L.C.	Delaware
NJDOI/GMAM Opportunistic Real Estate Investment Program, L.P.	Delaware
NJDOI/GMAM High Grade Partners II, L.P.	Delaware
NJDOI/GMAM Core Plus Real Estate Investment Program, L.P.	Delaware
GMAC Inc.	Delaware
IUE-GM National Joint Skill Development and Training Committee	Ohio
HRL Laboratories LLC	Delaware
Mascoma Corporation	Delaware
OEConnection LLC	Delaware
OEConnection Manager Corp.	Delaware
Quantum Fuel Systems Technologies Worldwide, Inc.	Delaware
Segway, Inc.	Delaware
Sirius XM Radio, Inc.	Delaware
United States Council for Automotive Research LLC	Delaware

United States Automotive Materials Partnership, LLC	Michigan
United States Advanced Battery Consortium, LLC	Delaware
Vehicle Recycling Partnership, LLC	Michigan
Performance Equity Management, LLC	Delaware
San Fernando Valley Automotive, LLC	Delaware
Wind Point Partners III, LP	Delaware
Citrix (CTXS) Systems, Inc.	Delaware
Coach Insignia LLC	Michigan
Riverfront Holdings III, Inc.	Delaware
Riverfront Holdings Phase II, Inc.	Delaware
Riverfront Holdings, Inc.	Delaware
Andiamo Riverfront, LLC	Michigan
Renaissance Center Management Company	Delaware